UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 24, 2010

(Date of earliest event reported)

CELLCO PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	333-160446	22-3372889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Verizon Way Basking Ridge, NJ		07920
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 306-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2010, an affiliate of Verizon Communications Inc. (“Verizon”) provided written notice to Vodafone Group Plc that it has designated Daniel S. Mead, the current Executive Vice President and Chief Operating Officer of Cellco Partnership (“Verizon Wireless”), as a member of the Verizon Wireless Board of Representatives (the “Board”) pursuant to Section 3.3 of the Cellco Partnership Amended and Restated Partnership Agreement dated April 3, 2000, as amended. Mr. Mead, who will become President and Chief Executive Officer of Verizon Wireless on October 1, 2010, replaces Ivan Seidenberg, who resigned from the Board and all Board committees on which he served. Lowell McAdam, who is the current President and Chief Executive Officer of Verizon Wireless and who will become President and Chief Operating Officer of Verizon on October 1, 2010, has been appointed to replace Mr. Seidenberg as Chairman of the Board. The preceding Board changes were effective as of the conclusion of a meeting of the Board on September 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cellco Partnership
(Registrant)

Date: September 30, 2010	/s/ Steven E. Zipperstein
Steven E. Zipperstein
Vice President – Legal & External Affairs, General Counsel and Secretary